Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-1 Nos 333-207421, 333-205414, 333-209874, 333-212100, 333-213489, 333-220351, Form S-3 Nos 333-221735, 333-235548, and Form S-8 No. 333-205462) of Aytu BioScience, Inc. of our report dated April 1, 2019, relating to the consolidated financial statements of Innovus Pharmaceuticals, Inc., as of December 31, 2018 and 2017, which is incorporated by reference in the Current Report on Form 8-K filed February 14, 2020.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

February 26, 2020